Exhibit 99.6

This Proxy is Solicited on Behalf of the Board of Directors WSFS FINANCIAL CORPORATION For the Special Meeting of Stockholders June 10, 2021 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS LISTED BELOW: The undersigned hereby appoints Rodger Levenson and Dominic C. Canuso, or either of them, with full power of substitution, to act as attorney and proxies for the undersigned and to vote all shares of common stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held virtually on June 10, 2021 at 4:00 p.m. ET, or at any adjournments thereof as follows: The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://viewproxy.com/wsfs/2021specialmeeting/htype.asp by 11:59 p.m. ET on June 7, 2021. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Joint Proxy Statement/Prospectus in the section titled "The WSFS Special Meeting". Please mark, date, sign, and mail your proxy promptly in the envelope provided IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS. The Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus were mailed to stockholders on or about May 6, 2021. The Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus are also available at: http://www.viewproxy.com/wsfs/2021SpecialMeeting

Please mark votes as in this example ☒

1. WSFS Merger and Share Issuance Proposal

To adopt the Agreement and Plan of Merger, dated as of March 9, 2021 (the "Merger Agreement"), by and between WSFS Financial Corporation ("WSFS") and Bryn Mawr Bank Corporation, and to approve the transactions contemplated by the Merger Agreement, including the merger and the issuance of shares of WSFS common stock as consideration under the Merger Agreement (the "WSFS Merger and Share Issuance Proposal")

☐ FOR ☐ AGAINST ☐ ABSTAIN

2. WSFS Adjournment Proposal

To approve one or more adjournments of the WSFS Special Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of approval of the WSFS Merger and Share Issuance Proposal

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

The proxy is revocable and, when properly executed will be voted in the manner directed here by the undersigned. If no directions are made, this proxy will be voted FOR each of the proposals. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Date ________________________

Signature ________________________

Signature ________________________
(if held jointly)

VIRTUAL CONTROL NUMBER →

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

SCAN TO
VIEW MATERIALS & VOTE

VIRTUAL CONTROL NUMBER →

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Special Meeting

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/wsfsSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.